This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

        ===============================================

        COMPLETE APPRAISAL
        OF REAL PROPERTY

        Westpark Corporate Center
        4364 South Alston Avenue
        City and County of Durham, North Carolina

        ===============================================

        IN A SELF-CONTAINED REPORT

        As of July 1, 1997

        Prepared For:

        Goldman Sachs Mortgage Company
        85 Broad Street
        New York, New York 10004

        Prepared By:

        Cushman & Wakefield, Inc.
        Valuation Advisory Services
        51 West 52nd Street, 9th Floor
        New York, New York 100 1 9

Cushman & Wakefield, Inc.                          [CUSHMAN & WAKEFIELD(R) LOGO]
51 West 52nd Street                                Improving your place
New York, NY 10019-6178                            in the world.
(212) 841-7500

June 19, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:    Complete Appraisal of Real Property
       Westpark Corporate Center
       4364 South Alston Avenue
       City and County of Durham, North Carolina

Dear Mr. Schechner:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the subject property.

      The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected by and the report was prepared by David F. McArdle under the supervision of John D. Busi, MAI.

Cushman & Wakefield, Inc.
       Mr. Sheridan Schechner
       Managing Partner
       Goldman Sachs Mortgage Company         Page 2               June 19, 1997

        Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

                    FIVE MILLION TWO HUNDRED THOUSAND DOLLARS
                                   $5,200,000

        This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield, Inc.


/s/ David F. McArdle                              /s/ John D. Busi
-----------------------                           -----------------------
David F. McArdle                                  John D. Busi, MAI
Director                                          Managing Director
Valuation Advisory Services                       Valuation Advisory Services
State of North Carolina                           New York State Certified
Temporary Practice Permit (Pending)               Appraiser No. 46000005078

DFM:JDB:sjr

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                              Westpark Corporate Center

Location:                                   4364 South Alston Avenue City and
                                            County of Durham, North Carolina

General Overview:                           This is modern 3-story
                                            office building built in 1985 on a
                                            3.45-acre site. The building
                                            contains 56,601 rentable square feet
                                            of building area. An adjacent
                                            parking lot provides 145 spaces. The
                                            building, with structural steel
                                            frame brick and plate glass facade,
                                            is modern in appearance and
                                            functional in design. On the
                                            effective date of appraisal,
                                            occupancy stood at 100 percent.

Interest Appraised:                         Leased Fee Estate

Date of Value:                              July 1, 1997

Date of Inspection:                         May 31, 1997

Ownership:                                  Atlantic American Properties

Highest and Best Use:                       Continued use as an office building

Value Indicators
   Sales Comparison Approach:
     Value Per Square Foot:                 $85.00 to $95.00
   Indicated Value:                         $4,800,000 to $5,400,000

   Income Capitalization Approach
     Estimated Market Rental Rate:          $17.00/SF
     Stabilized Vacancy Rate:               4%
     Effective Gross Income:                $16.60/SF
     Operating Expenses                     $9.68/SF
     Real Estate Taxes:                     $0.89/SF
     Net Operating Income:                  $9.68/SF
     Estimated Vacancy Between Tenants      6 months
     Free Rent:                             0 months
     Probability of Renewal:                70%
     Tenant Improvement Allowance           $10.00 per square foot
        Renewal Tenants in Same Space:      $3.00 per square foot
     Estimated Market Rental Growth Rate    3%
     Estimated Expense Growth Rate:         3%
     Estimated Real Estate Tax Growth Rate: 3%
     Reversion Year Capitalization Rate     10%
     Transaction Costs in Reversion Sale:   3%
     Discount Rate:                         11.5%
   Indicated Value:                         $5,200,000

                                        Summary of Salient Facts and Conclusions
================================================================================

Value Conclusion:                           $5,200,000
  Value Per Square Foot:                    $91.87 (Net Rentable Area)
  Implicit Capitalization Rate:             10.5%

Marketing Time:                             12 months

Special Assumptions Affecting Valuation:

      1. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

      2. This analysis does not include any excess land components. The value conclusion pertains to the land and building associated with the 56,601 square foot existing structure.

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ................................................................  1
      Identification of Property ............................................  1
      Property Ownership and Recent History .................................  1
      Purpose and Intended Use of the Appraisal .............................  1
      Extent of the Appraisal Process .......................................  1
      Date of Value and Property Inspection .................................  2
      Property Rights Appraised .............................................  2
      Definitions of Value, Interest Appraised, and Other Pertinent Terms ...  2
      Legal Description .....................................................  3

REGIONAL ANALYSIS ...........................................................  4

OFFICE MARKET ANALYSIS ...................................................... 11

PROPERTY DESCRIPTION ........................................................ 14
      Site Description ...................................................... 14
      Improvements Description .............................................. 15

REAL PROPERTY TAXES AND ASSESSMENTS ......................................... 18

ZONING ...................................................................... 19

HIGHEST AND BEST USE ........................................................ 21

VALUATION PROCESS ........................................................... 23

SALES COMPARISON APPROACH ................................................... 25

INCOME CAPITALIZATION APPROACH .............................................. 28

RECONCILIATION AND FINAL VALUE ESTIMATE ..................................... 39

ASSUMPTIONS AND LIMITING CONDITIONS ......................................... 41

CERTIFICATION OF APPRAISAL .................................................. 43

ADDENDA ..................................................................... 44

                                                                    INTRODUCTION
================================================================================

Identification of Property

      This is a three story office building called the Westpark Corporate Center and located in the City and County of Durham, North Carolina. It is an attractive and modern office complex located at the northeast quadrant of Interstate 40 and State Route 55. This location borders the world famous Research Triangle business park. The street address is 4364 South Alston Avenue.

      This is a modern three-story building built in 1985 on a 3.45-acre site. The building contains 56,601 net rentable square feet. An adjacent parking lot provides 145 spaces. The building is modern in appearance and functional in design. On the effective date of appraisal, occupancy stood at 100 percent.

Property Ownership and Recent History

      The property was built in 1985 by BAP-Durham, Inc. (Bell Atlantic Properties). In April 1997, Bell Atlantic Properties transferred ownership to Atlantic American Properties for an undisclosed sum. No transfers have occurred in the last three years.

Purpose and Intended Use of the Appraisal

      The purpose of this appraisal is to estimate the market value of a leased fee estate on July 1, 1997. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building and the site improvements and a representative sample of the interior space.

      o Interviewed Wanda Lynch of the property management company, Highwoods Properties.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      o Reviewed a detailed three year history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

================================================================================


                                      -1-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o     Prepared the Sales Comparison and Income Approaches to value.

Date of Value and Property Inspection

      The date of value is July 1, 1997. David F. McArdle inspected the property on May 31, 1997.

Property Rights Appraised

      Leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

================================================================================


                                       -2-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Legal Description

      The property is legally identified by the Durham County Assessor's Office, as parcel number 547-01-002. We have not been provided with the metes and bounds legal description of this site, therefore, none is exhibited.

================================================================================


                                      -3-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

General

      The subject property is located in the Raleigh-Durham metropolitan area at the southeast quadrant of U.S. Route 501-15 and Interstate 40. The Metropolitan Statistical Area (MSA) consists of four counties, including Durham, Wake, Franklin, and Orange. The area is known as the Research Triangle and contains the cities of Raleigh, Durham, Chapel Hill, Cary and several smaller unincorporated communities. It is the second largest metropolitan area in North Carolina, after Charlotte.

      Raleigh is the state capital and largest of the three cities comprising the Triangle area. Durham forms the apex to the Research Triangle and is the second largest city in the area. This is a central east coast location approximately 390 miles northeast of Atlanta and 250 miles south of Washington D.C. The Triangle is unified by the Research Triangle Park, a planned research and development community, and the Raleigh-Durham International Airport.

Background/History

      Research Triangle Park is the largest planned research and development-oriented industrial park in the United States. It was founded in 1958 as a cooperative effort between Duke University, the University of North Carolina, and North Carolina State, and has blossomed into a 6,800 +/- acre development with over 9 +/- million square feet of space housing high-technology industries.

      Creation of the Park has had a tremendous impact on regional growth patterns. It now employs over 35,000 people with an annual payroll of approximately $2 billion. Among the most prestigious of the park's 60 research-oriented firms are IBM, Burrows and Northern Telecom. Over 75 percent of the Park lies within Durham County with the balance in Wake. It is approximately 50 percent built out with 2,600 +/- acres currently for sale or development.

Transportation

      The Raleigh-Durham area is well served by state routes and interstate highways. Interstate 40 runs northwest-southeast connecting the Raleigh area and beltway with Chapel Hill and Durham to the northwest. State Highway 70 runs parallel to 40 on the north side of Triangle Research Park and the RDU Airport. Interstate 40 provides access to areas west of Raleigh-Durham and Winston-Salem and runs south of the Raleigh-Durham Airport.

      The Raleigh-Durham (RDU) International Airport is the second largest strip in North Carolina, ranking second in number of passengers served and air cargo tons shipped. It is served by five major passenger airlines and four commuter lines with over 450 daily flights. As one of the nation's top 30 airports, it provides nearly 4,000 jobs and contributes an estimated $1 billion per year to the local economy.

      Rail freight service is provided locally by the Norfolk Southern Railway, passenger service via AMTRAK. Both Greyhound and Trailways provide bus service to the Raleigh-Durham area. Intercity bus service can be found throughout the triangle region.

================================================================================


                                      -4-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Population

      Population growth within the Raleigh-Durham region has been substantial over the past several years. Statistics provided by Equifax National Decision Systems (ENDS) are presented in the following chart.

===========================================================================================================================
                                                      Population Trends
===========================================================================================================================
                                                                                          Compound       Projected Compound
                                                                         Projected      Annual Change      Annual Change
           Area               1980           1990           1995           2000           1980-1995          1995-2000
===========================================================================================================================
Raleigh-Durham              665,236         855,545        970,421       1,092,151          +2.55%            +2.51%
---------------------------------------------------------------------------------------------------------------------------
State of North Carolina     5,881,768       6,628,637      7,169,508     7,750,254          +1.32%            +1.39%
---------------------------------------------------------------------------------------------------------------------------
United States               226,546,000     248,710,000    262,381,424   274,821,056        + .98%            + .93%
===========================================================================================================================
Source: Equifax National Decision Systems
===========================================================================================================================

      As can be seen, population within the Raleigh-Durham area has grown at a compound annual rate of 2.55 percent since 1980. The average growth has greatly exceeded the composite growth for the State of North Carolina and the United States. This growth has primarily been the result of new residents (immigration), making the region one of the nation's fastest growing areas. This contrasts the intra-regional shifts typical of larger metropolitan areas. Through 2000, Raleigh-Durham is projected to experience a slowing of the annual population growth to approximately 1.36 percent per annum. While this rate of change is forecasted to be less than that which is forecasted for North Carolina as a whole, it will still be greater than the average for the country.

      Wake County is home to about 55 percent of the regions 970,421 people, followed by Durham County which is home to approximately 30 percent. Raleigh, the state capital and county seat of Wake County, is the region's largest city with more than 250,000 people, followed by Durham (> 160,000), Cary (>60,000), and Chapel Hill (> 45,000).

Households

      Household formation within the region has outpaced population growth rates, a phenomenon consistent with national trends in many areas. Household formation trends have been driven by several factors, including an aging population, young professionals postponing marriage, and rises in divorce rates, all of which lead to single and two person households. The following table tracks household formation for the subject's region.

================================================================================================================
                                        Household Trends
================================================================================================================
                                                                                   Compound       Proj. Compound
                                                                   Projected     Annual Change    Annual Change
             Area           1980          1990         1995          2000          1980-1995        1995-2000
================================================================================================================

Raleigh-Durham               236,386      334,506      388,612        448,070        +3.37%           +3.24%
----------------------------------------------------------------------------------------------------------------
State of North Carolina    5,881,768    6,628,637    7,169,508      7,750,254        +1.33%           +1.39%
----------------------------------------------------------------------------------------------------------------
United States             80,390,000   91,947,000   99,384,256    105,741,168        +1.42%           +1.25%
================================================================================================================
      Source:          Equifax National Decision Systems
================================================================================================================

================================================================================


                                      -5-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      As can be seen, the number of households has increased at rates higher than regional population growth. For the Raleigh-Durham area, household formation has increased at an annual rate of 3.37 percent per year since 1980.

      Similar to population growth trends, the rate of household formations has dramatically outpaced state, local and national growth. Growth in households in Raleigh-Durham is expected to be slightly lower but mostly consistent with current growth through the year 2000. Growth is forecasted to be greater than both the state and a nation as a whole.

Income Levels

      The Raleigh-Durham area can be viewed as an upper-middle income market. Average household income for the region in 1995 was estimated at $52,934, while median household income is $41,062, and per capita income is $21,719. A comparison of regional income levels is shown on the following chart.

      ========================================================================
                                Income Comparison
      ========================================================================
                                     Average            Median      Per Capita
                 Area            Household Income  Household Income   Income
      ========================================================================
      Raleigh-Durham                 $52,934          $41,062        $21,719
      ------------------------------------------------------------------------
      State of North Carolina        $42,276          $31,729        $16,878
      ------------------------------------------------------------------------
      United States                  $46,791          $34,889        $18,129
      ========================================================================
            Source: Equifax National Decision Systems
      ========================================================================

      By comparison, Raleigh-Durham boasts an average household income of $52,934, while the state as a whole is estimated at $42,276. Combined with good population growth and a growing number of affluent residents, Raleigh-Durham enjoys a strong base for real increases in retail expenditure potential.

Economy

      Raleigh-Durham MSA enjoys a relatively diversified economy which has contributed to its relative stability. No one firm or industry dominates the local economy, although high technology has clearly taken a firm hold. Three major universities, manufacturing, trade and government employment sectors help support that stability. The area is often applauded as the country's "best business location," and corporate real estate executives, rank Raleigh-Durham as one of the top locations to expand or locate manufacturing facilities.

Some contributing elements to the continued growth of the area's diverse economy include:

      o Research Triangle Park which now encompasses some 6,800 +/- acres and employs an estimated 35,000 people. The park contains more than 60 corporations and institutions whose collective payroll is estimated at $2 billion.

      o State government's presence as a prominent component of the economy of Wake County. Raleigh being the state capital, government has consistently played a major role in the local market.

================================================================================


                                      -6-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      o The three major universities -- Duke University in Durham, University of North Carolina at Chapel Hill, and North Carolina State University in Raleigh -- have a combined enrollment of over 55,000 students. This substantial population is not measured in the traditional demographic statistics. These students add substantially to the purchasing power of the economy. In addition, substantial economic infusions can be tied to the large number of visitors that are attracted to the schools consisting of family and friend visitations, school events, national and regional educational seminars, and sporting events.

      o Increases in the manufacturing base in recent years has separated the area from state and national trends. Several of the more prominent manufacturers include Liggett & Meyers Tobacco Company, Burroughs Wellcome, Mitsubishi, Northern Telecom, Inc., and IBM.

      The following is a list of major employers in the Raleigh-Durham area with 2,500 or more employees.

      ==============================================================
                             Largest Area Employers
      --------------------------------------------------------------
      State of North Carolina                                 20,500
      --------------------------------------------------------------
      Duke University & Medical Center                        18,000
      --------------------------------------------------------------
      International Business Machines (IBM)                   10,000
      --------------------------------------------------------------
      Carolina Power & Light                                  8,500
      --------------------------------------------------------------
      University of North Carolina                            8,120
      --------------------------------------------------------------
      Wake County Public School System                        7,000
      --------------------------------------------------------------
      Northern Telecom, Inc.                                  6,500
      --------------------------------------------------------------
      North Carolina State University                         5,500
      --------------------------------------------------------------
      North Carolina Memorial Hospital                        4,000
      --------------------------------------------------------------
      Glaxo, Inc.                                             3,600
      --------------------------------------------------------------
      American Airlines                                       3,500
      --------------------------------------------------------------
      Source:        The Research Triangle - News & Observer;
                     Raleigh-Durham Regional Association
      ==============================================================

Employment

      The economic strength of the Raleigh-Durham area is fueled by the Research Triangle. Job growth within the area has been strong in recent years, and unemployment rates have declined annually for the last four years. According to the U.S. Department of Labor Statistics, as of March, 1995, the Raleigh-Durham area had a total labor force of 559,200 persons. As of that date, approximately 544,200 people were employed indicating an unemployment rate of 2.7 percent. The table on the following page shows the distribution of the workforce since 1986.

================================================================================


                                      -7-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                               Regional Analysis
================================================================================

================================================================================
                     Raleigh-Durham Area Workforce
                    (In Thousands, Annual Averages)
--------------------------------------------------------------------------------
                                                           Unemployment Rate(%)
--------------------------------------------------------------------------------
     Year       Workforce      Employed      Unemployed  Raleigh-    N. Carolina
                                                         Durham
--------------------------------------------------------------------------------
  Mar. 1997       586.9         576.1          10.8        1.8           3.5
--------------------------------------------------------------------------------
  Mar. 1996       573.4         559.9          13.5        2.4           4.4
--------------------------------------------------------------------------------
  Mar. 1995       559.2         544.2          15.0        2.7           4.1
--------------------------------------------------------------------------------
     1994         544.4         527.1          17.3        3.2           4.5
--------------------------------------------------------------------------------
     1993         458.5         441.4          17.3        3.8           5.1
--------------------------------------------------------------------------------
     1992         449.4         431.8          17.6        3.9           5.9
--------------------------------------------------------------------------------
     1991         428.9         413.5          15.4        3.6           5.8
--------------------------------------------------------------------------------
     1990         420.3         410.0          10.3        2.5           4.1
--------------------------------------------------------------------------------
     1989         420.2         410.0          10.2        2.4           3.5
--------------------------------------------------------------------------------
     1988         399.3         389.1          10.2        2.6           3.6
--------------------------------------------------------------------------------
     1987         395.6         383.6          12.0        3.0           4.5
--------------------------------------------------------------------------------
     1986         375.7         363.3          12.4        3.3           5.3
--------------------------------------------------------------------------------
 Source: U.S. Dept of Labor, Bureau of Labor Statistics; Employment & Earnings
================================================================================

      The current distribution of employment in non-agricultural industries is shown below. For comparison purposes, we have shown the change over the past year.

================================================================================
         Employment in Non-Agricultural Establishments, by Place of Work
           Raleigh-Durham Area (In Thousands, Not Seasonally Adjusted)
--------------------------------------------------------------------------------
                    Category              March 1997   March 1996   Comp. Change
================================================================================
 Total Statewide (North Carolina)           3,619.7     3,500.8        +  3.4%
--------------------------------------------------------------------------------
 Total Non-Agricultural Employment (R-D)      588.0       577.3        + 1.85%
--------------------------------------------------------------------------------
 Construction & Mining                         32.2        29.2        + 10.3%
--------------------------------------------------------------------------------
 Manufacturing                                 81.8        81.6        + 0.23%
--------------------------------------------------------------------------------
 Trans. & Public Utilities                     26.1        26.0        + 0.39%
--------------------------------------------------------------------------------
 Wholesale & Retail Trade                     122.1       119.2        +  2.4%
--------------------------------------------------------------------------------
 Finance, Insurance, Real Estate               27.8        27.4        +  1.5%
--------------------------------------------------------------------------------
 Services                                     175.9       175.5        +  0.23%
--------------------------------------------------------------------------------
 Government                                   122.1       118.0        +  3.1%
--------------------------------------------------------------------------------
 Source: U.S. Department of Labor, Bureau of Labor Statistics; Employment & Earnings
================================================================================

      The employment figures through 1997 show 13.9 percent of total non-agricultural employment is in manufacturing of durable and non-durable goods while 86.1 percent are employed in non-manufacturing employment. Of the non-manufacturing employment, the government sector accounts for 21 percent and services account for 30 percent. Wholesale and retail trade accounts for 21 percent. In declining order of sector employment, wholesale/retail trade is followed by construction and mining, F.I.R.E. (finance, insurance and real estate), transportation and public utilities, and construction. These figures further support the diversity of Raleigh-Durham's economic base.

================================================================================


                                      -8-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Retail Sales

      In an analysis of a retail property, levels of income and purchasing power must be compared with actual retail sales in order to clearly ascertain the dynamics of the market place. The following table summarizes retail sales in the Raleigh-Durham area over the past 10 years.

  ========================================================================
                              Retail Sales History
  ------------------------------------------------------------------------
                    Raleigh-Durham                          South Atlantic
                      Chapel Hill      North Carolina          Region
  ------------------------------------------------------------------------
       1985           $3,973,862         $34,422,973        $238,701,434
  ------------------------------------------------------------------------
       1986           $4,251,058         $36,513,521        $253,773,354
  ------------------------------------------------------------------------
       1987           $4,291,034         $37,612,644        $272,738,949
  ------------------------------------------------------------------------
       1988           $4,795,120         $41,374,913        $295,576,924
  ------------------------------------------------------------------------
       1989           $6,161,720         $44,059,284        $306,821,204
  ------------------------------------------------------------------------
       1990           $6,093,748         $45,755,966        $325,787,291
  ------------------------------------------------------------------------
       1991           $6,216,681         $46,077,984        $328,761,764
  ------------------------------------------------------------------------
       1992           $7,703,763         $50,740,976        $357,144,734
  ------------------------------------------------------------------------
       1993           $8,523,839         $55,205,958        $388,230,167
  ------------------------------------------------------------------------
       1994           $9,231,530         $60,196,014        $418,511,879
  ------------------------------------------------------------------------
       1995           $10,331,943        $65,780,996        $445,367,994
    Compound
  Annual Growth         +10.03%            +6.69%              +6.44%
  ------------------------------------------------------------------------
        Source: 1996 Survey of Buying Power.  Sales & Marketing Management
                ---------------------------
  ========================================================================

      According to the data, retail sales within the Raleigh-Durham-Chapel Hill area have grown at a compounded annual rate of 10.03 percent, considerably outpacing both state and regional sales growth.

Building Permit Activity

      Over the past eight years, the Raleigh-Durham area has been the recipient of significant building activity. This is reflected in the importance of the construction sector of employment as well as the number of building permits issued. The following chart tracks building permit activity for Raleigh-Durham.

     ==================================================================
                           Building Permit Activity
                               Raleigh-Durham
     ==================================================================
                   Total Building         Average Per
     Year            Permits                 Month           % Change
     ==================================================================
     1987             9,420                   785                 --
     ------------------------------------------------------------------
     1988             7,818                   652              - 17.00%
     ------------------------------------------------------------------
     1989             7,178                   598               - 8.18%
     ------------------------------------------------------------------
     1990             6,602                   550               - 8.02%
     ------------------------------------------------------------------
     1991             6,448                   537               - 2.33%
     ------------------------------------------------------------------
     192              8,159                   680              + 26.54%
     ------------------------------------------------------------------
     1993             10,544                  879              + 29.23%
     ------------------------------------------------------------------
     1994             15,080                  1,257            + 43.02%
     ==================================================================
     Total            71,249                  742              +  6.95%
     ==================================================================
     Source:  Current Construction Reports; U.S. Department of Commerce
     ==================================================================

================================================================================


                                      -9-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      After peaking between in 1987, total building permits issued declined annually over the course of the following four years. Since 1992 building permits have shown large increases of at least 26 percent per year. Based on the total number of permits issued, 1994 outpaced 1993 by approximately 4,536 permits or 378 per month. As noted on the table, over 71,000 building permits have been issued between 1987 and 1994.

Conclusion

      The outlook for the Raleigh-Durham MSA is generally positive based upon past performance and projections for future growth. Population growth in the region has outpaced most areas of the United States, a trend which is expected to continue above national figures over the next five years. In addition, gains in average household income and a diversified economy support the relative stability of the area. Overall, employment levels have been growing at rates above state and national averages relatively consistent and the area enjoys a low cost of living. As such, it should continue to be attractive to industry. High technology's commitment to the area and state government's hub of activity in Raleigh are clear bonuses to the entire triangle area.

      Based on our analysis, we believe that it is reasonable to conclude that the area should remain relatively stable over the near term, while its long term prospects are difficult to foresee. On balance, it is our opinion that a continuation of an optimistic attitude about the economy can be supported over the foreseeable future.

================================================================================


                                      -10-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          OFFICE MARKET ANALYSIS
================================================================================

       The office market in Raleigh-Durham MSA is classified as the "Research Triangle" office market, which includes the submarkets of Durham, Raleigh, Cary, the Research Triangle Park, and Chapel Hill. The most significant development in the area is the Research Triangle Park. This planned research park, which was conceived in the 1950s, transformed the area into a major second-tier market in the eyes of corporate America and a model for regional economic development.

       Highwoods Properties, Inc. has released the results of its first quarter 1997 office and flex space survey. The survey includes 628 buildings comprising 31,399,159 square feet in Wake, Durham and Orange Counties (the "Triangle area").

       The combined vacancy rate for office and flex space decreased to 5.56 percent from 5.71 percent, the lowest reported overall vacancy in more than 24 months. One year ago the combined rate was nearly 2 percent higher at 7.31 percent.

       The total rentable square footage for existing space in the market increased this quarter with the addition of 389,022 square feet of new construction. The six new office buildings and three new flex buildings were approximately 70 percent leased upon completion.

       The amount of space under construction increased by 55 percent during the first quarter. According to Highwoods, 1,584,622 square feet is currently under construction including 17 office and six flex buildings. Approximately 39 percent of this space has been pre-leased.

           ===================================================
                         Area                  Percent Vacancy
           ===================================================
           Total Office                               5.81%
           Research Triangle Park Area                4.28%
           Durham                                     6.90%
           Chapel Hill                                1.43%
           Cary                                       6.62%
           Total Raleigh                              6.34%
           West Raleigh                               6.02%
           Wake Forest/Falls                          6.78%
           Six Forks                                  4.77%
           Glenwood/Creedmoor                         0.83%
           East Raleigh/I-64                          0.00%
           Downtown Raleigh                          11.19%
           Capital Boulevard                          2.00%
           Cameron Village                            9.27%
           ===================================================

       As the subject property is located on the western edge of the Research Triangle area in Durham, the remainder of our analysis shall focus on these submarkets only.

Research Triangle Park

       Several large office and flex transactions were reported in the Research Triangle Park this quarter including 105,000 square feet of office space lease by Nortel at The Progress Center and more than 33,000 square feet of flex space leased by BE & K Engineering, Inc. At Perimeter Park. As a result, the office vacancy dropped to 4.28 percent and the flex vacancy dropped to 2.68 percent.

================================================================================


                                      -11-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

Summary

      In general, the office market in the Raleigh-Durham MSA, and the Research Triangle market in particular, should remain strong in the near future. Continuing migration and new jobgrowth should overcome the recent mergers and consolidations and create new demand for office space. This new demand has already spurred new office construction and will continue to do so in the future. Existing properties will likely have to compete with newer, and potentially lower-cost improvements as this market progresses. At the current time, it appears that the current relative equilibrium in the market, with relatively stable occupancies and slightly improving rental rate, will continue in the future.

===================================================================================================================================
                                                      Under Construction
===================================================================================================================================
       Building/Submarket                      Owner/Developer               Rentable       Vacant       Percent            Date
                                                                               SF             SF         Leased           Available
===================================================================================================================================
Office - 2nd Qtr 1997
===================================================================================================================================
North Park (Capital Blvd.)               Highwoods Properties, Inc.            42,255         27,865            34%       Apr-97
-----------------------------------------------------------------------------------------------------------------------------------
2520 Meridian Parkway (RTP)              CMD Associates                       115,000        115,000             0%       Apr-97
-----------------------------------------------------------------------------------------------------------------------------------
2800 Meridian Parkway (RTP)              CMD Associates                        50,500              0           100%       Apr-97
-----------------------------------------------------------------------------------------------------------------------------------
Sycamore Building (RTP)                  Highwoods Properties, Inc.            70,070         48,243            31%       Apr-97
-----------------------------------------------------------------------------------------------------------------------------------
Yorkshire Building (RTP)                 Principal/Tri Properties              79,585         79,585             0%       May-97
-----------------------------------------------------------------------------------------------------------------------------------
Franklin Park (Chapel Hill)              Morris & Associates                   30,000          8,500            72%       May-97
-----------------------------------------------------------------------------------------------------------------------------------
University Place VI (Durham)             Craig Davis Properties                40,840              0           100%       May-97
-----------------------------------------------------------------------------------------------------------------------------------
Preston Executive Center (Cary)          Oaks Construction                     16,000          6,500            59%       Jun-97
-----------------------------------------------------------------------------------------------------------------------------------
Total Office (8)                                                              444,250        285,693            36%
===================================================================================================================================
Office - 3rd Qtr. 1997
===================================================================================================================================
Regency Forest (Cary)                    Weeks/Lichtin                        100,000         50,000            50%       Jul-97
-----------------------------------------------------------------------------------------------------------------------------------
Crossroads VI (Cary)                     OPERS/Carolantic Realty               98,219         98,219             0%       Jul-97
-----------------------------------------------------------------------------------------------------------------------------------
The Artium (West Raleigh)                Blue Ridge Realty                    150,000         90,000            40%      Sept-97
-----------------------------------------------------------------------------------------------------------------------------------
Total Office (3)                                                              348,219        238,219            32%
===================================================================================================================================
Office - 4th Qtr 1997
===================================================================================================================================
Crescent II (Cary)                       Capital Associates                    78,300         78,300             0%       Nov-97
-----------------------------------------------------------------------------------------------------------------------------------
Rexwoods V (West Raleigh)                Highwoods Properties, Inc.            60,507         60,507             0%       Dec-97
-----------------------------------------------------------------------------------------------------------------------------------
Miami North 1 (RTP)                      Hamilton Merit                        18,000         18,000             0%       Dec-97
-----------------------------------------------------------------------------------------------------------------------------------
Miami North 2 (RTP)                      Hamilton Merit                        18,000         18,000             0%       Dec-97
-----------------------------------------------------------------------------------------------------------------------------------
Total Office (4)                                                              174,807        174,807             0%
===================================================================================================================================
Office - 1st Qtr 1998
===================================================================================================================================
University Place XII (Durham)            Craig Davis Properties               221,000              0           100%       Jan-98
-----------------------------------------------------------------------------------------------------------------------------------
Partners 11 (West Raleigh)               NCSU                                  60,000         60,000             0%       Apr-98
-----------------------------------------------------------------------------------------------------------------------------------
Total Office (2)                                                              281,000         60,000            79%
===================================================================================================================================

================================================================================


                                      -12-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

      Strong leasing activity in the Research Triangle Park and Cary submarkets, combined with the stability of the Raleigh, Durham, and Chapel Hill submarkets created positive results and an overall decrease in the combined vacancy rate for the Triangle area for the sixth straight quarter. As can be seen on the accompanying vacancy chart the Durham and Research Triangle Park subdistricts presently maintain vacancy rates of 6.90 and 4.28 percent respectively. The subject is closely associated with both subdistricts. These vacancy rates clearly bracket the overall vacancy rate of 5.81 percent for the entire Triangle area. The success of the first quarter has positioned the Triangle for a promising 1997.

================================================================================
                         Triangle Area - North Carolina
                         Existing Office Market Overview
================================================================================
        Raleigh           Rentable SF       Vacant SF      Net    Percent Vacant
                                                        Absorption
================================================================================
Cameron Village                635,379         58,868       8,510       9.27%
--------------------------------------------------------------------------------
Capital Boulevard            1,179,573         23,645      28,749       2.00%
--------------------------------------------------------------------------------
Downtown                     2,997,586        335,381     -13,241      11.19%
--------------------------------------------------------------------------------
East Raleigh/I-64               33,154              0           0       0.00%
--------------------------------------------------------------------------------
Glenwood/Creedmoor           1,416,950         11,695       5,682       0.83%
--------------------------------------------------------------------------------
Six Forks Road               2,112,955        100,710       9,591       4.77%
--------------------------------------------------------------------------------
Wake Forest/Falls of Neuse   1,615,174        109,588      40,651       6.78%
--------------------------------------------------------------------------------
West Raleigh                 2,126,121        127,959     -60,735       6.02%
--------------------------------------------------------------------------------
Raleigh Totals              12,116,892       767,846       19,207       6.34%
--------------------------------------------------------------------------------
Cary                         2,051,320        135,793      63,983       6.62%
--------------------------------------------------------------------------------
Chapel Hill                    932,633         13,354      -1,109       1.43%
--------------------------------------------------------------------------------
Durham                       2,872,277        198,275       1,836       6.90%
--------------------------------------------------------------------------------
Research Triangle Park       4,569,734        195,519     197,456       4.28%
--------------------------------------------------------------------------------
Total Existing              22,542,856      1,310,787     281,373       5.81%
================================================================================

================================================================================


                                      -13-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description

Location:                          Westpark Corporate Center
                                   4364 South Alston Avenue
                                   City and County of Durham, North Carolina

Shape:                             Irregular

Land Area:                         3.45 acres

Frontage:                          405+/- feet along South Alston Avenue

Topography:                        Generally level

Street  Improvements:              Asphalt paved roads and parking lot concrete
                                   curbing, perimeter landscaping.

Access: Access is available from State Route 55 to the west and also from South Alston Avenue from the east. An interior roadway known as Westpark Drive leads into the site from State Route 55.

Site Disclaimers

Soil Conditions:                   We did not receive nor review a soil report.
                                   However, we assume that the soil's
                                   load-bearing capacity is sufficient to
                                   support the existing structure. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Land Use Restrictions: We were not given a title report to review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                      To the best of our knowledge, the property is
                                   not located in a flood zone. County officials would not release this information to the appraisers in a timely fashion. Upon our inspection of the site, there was no evidence of previous or potential flooding.

Wetlands:                          We were not given a Wetlands survey. If
                                   subsequent engineering data reveal the
                                   presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

================================================================================


                                      -14-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Hazardous Substances:              We observed no evidence of toxic or hazardous
                                   substances during our inspection of the site.
                                   However, we are not trained to perform
                                   technical environmental inspections and
                                   recommend the services of a professional engineer for this purpose.

Improvements Description

      The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the building manager.

General Description
    Year Built:                    1985

    Number of Floors:              Three

    Gross Leasable Area:           62,894 square feet

    Net Rentable Area:             56,601 square feet

    Typical Floor Plate:           20,821 square feet

Construction Detail:
    Foundation:                    Poured concrete

    Framing:                       Steel

    Floors:                        Steel and concrete

    Exterior Walls:                Fixed glass and brick

    Roof Cover:                    Flat, multi-layered membrane

    Windows:                       Non-opening fixed glass

    Pedestrian Doors:              Plate glass in aluminum frame

    Loading Doors                  None

Mechanical Detail
    Heating and Cooling:           Package HVAC

    Elevator Service:              Two, servicing all floors

    Fire Protection:               Alarms, there is no sprinkler system

    Security:                      Alarm

================================================================================


                                      -15-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Interior Detail
    Layout:

    Floor Covering:                Carpeting and ceramic tile over concrete

    Walls:                         Drywall

    Ceilings:                      Acoustical ceiling tile and drywall

    Lighting:                      Fluorescent lighting in ceiling grid

    Restrooms:                     Adequate number servicing all floors,
                                   constructed with ceramic tile average
                                   quality.

Site Improvements
    Parking:                       145 striped spaces

    On-Site Landscaping:           Professional landscaping around the perimeter
                                   of the building and interspersed throughout and around the parking lot.

Improvements Disclaimers

Americans With Disabilities Act:   The Americans With Disabilities Act (ADA)
                                   became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:              We are not aware of any potentially hazardous
                                   materials (such as formaldehyde foam
                                   insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements.
                                   However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

================================================================================


                                      -16-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Design Features and Functionality: The subject property appears to be a highly functional office building which is modern in design and attractive in appearance. It features relatively large floor plates which currently service only four tenants. The building features modern construction qualities which is attractive to prospective tenants. We believe the property competes well within the local office market by offering a prestigious park-like setting in a convenient location.

Physical Condition:                As previously noted, the property
                                   is highly attractive and appears to be well maintained by a reputable property management firm. The property manager reported that in late 1997, $60,000 will be invested in parking lot repairs and maintenance.

                                   We did not inspect the roof of the
                                   building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

================================================================================


                                      -17-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is under the taxing jurisdiction of Durham County. Taxes are levied against all real and personal property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real and personal property, in conjunction with the total combined tax rates of the taxing jurisdiction. In an effort to project the future tax liability for the subject's real and personal property, we have reviewed both the present and historical tax rates combined with a forecast of the assessments.

Tax Assessment

      The Durham County Assessors Office establishes the assessed value on real property for all of the previously noted taxing jurisdictions. The 1997 assessment, as well as the historical assessments for 1995 and 1996 are as follows:

  =====================================================================
                          Historical Assessed Value
  =====================================================================
                      1995                1996                  1997
  =====================================================================
  Land               $207,000            $207,000              $207,000
  ---------------------------------------------------------------------
  Building         $3,682,100          $3,682,100            $3,682,100
  ---------------------------------------------------------------------
  Total            $3,889,100          $3,889,100            $3,889,l00
  =====================================================================

      Based on our discussion with the Durham County Assessor's Office Appraisal District, the Income Capitalization Approach is the typical methodology the Assessor's office uses in determining the value of a facility such as the subject. The Assessor's Office indicated the despite the indicated assessments listed above, the assessor can alternatively choose to base taxes on an assessment derived from the Income Capitalization Approach. This is the case with the subject, the assessment based on the Income Capitalization Approach for the past three years has been $3,027,135.

Real Property Tax Conclusions

      Applying the income derived 1997 assessment for the subject to the total 1997 tax rate of $1.6397 per $100, results in a tax burden of $49,636 in that year as calculated in the following chart.

================================================================================
$3,027,135  /     100          x           $1.6397         =          $49,636

================================================================================


                                      -18-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

      The subject property is zoned 01-2 by the Durham City County Planning Board. The General Office and Institutional District (O & 1-2) is established for employment and community service activities. Some support facilities and residential uses are also allowed when compatible with surrounding uses. The zoning district is designed for use on sites near major or minor thoroughfares, since development of moderate to high intensity is allowed. Permitted uses include, but are not limited to the following:

       o    Banks and financial institutions

       o    Colleges and universities

       o    Day care facilities

       o    Funeral homes

       o    Government facilities

       o    Hospital

       o    Hotels and motels

       o    Medical clinics

       o    Offices

       o    Schools

       The subject is developed as an office building which appears to clearly conform to local zoning ordinances.

       Some of the restrictions imposed by this classification include:

     Dimensional Requirements
         Minimum lot area:                      20,000 square feet
         Minimum lot width:                     60 feet

     Setback Requirements
         Minimum front setback:                 35 feet
         Minimum side setback:                  20 feet each side
         Minimum rear setback:                  25 feet

     Height Requirements
         Maximum height:                        Building heights up to 35 feet
                                                with 20 foot side yards.

                                                Building heights up to 50 feet
                                                with 25 foot side yards.

                                                Building heights up to 90 feet
                                                with 50 foot sides yards.

                                                Building heights over 90 feet up
                                                to a maximum of 145 feet with 75
                                                foot side yards and approval by
                                                the Board of Adjustment.

================================================================================


                                      -19-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          Zoning
================================================================================

      We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================


                                      -20-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

      The subject site contains approximately 3.45 acres of land, with excellent frontage along South Alston Avenue. The size and configuration of the site is felt to provide a suitable land use and/or development potential for a wide variety of possible and ordinary suburban-oriented land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

      The subject's zoning classification is limited to general office and institutional development. Office uses are consistent with the overall development of the area.

Financially Feasible

      Several features of the subject property indicate that existing office use is the highest and best use of the subject property. First, the adequate frontage of the subject along South Alston Avenue and secondary access from N.C., Highway 55 is one which offers a level of prestige to office tenants. In addition, the subject is located on the western edge of the high profile Research Triangle Park with an excellent network of access highways.

      Based on the above, we have concluded that the highest and best use of the subject, as vacant, is as an office building.

Highest and Best Use of Property as Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      Unlike the previous analysis of the subject site as vacant, this analysis considers the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

================================================================================


                                      -21-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

Physical Considerations

      The subject site has been improved with the existing structure and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

      The subject site, as presently improved, represents a legal, conforming use.

Financially Feasible

      The use of the subject improvements is considered to contribute in an economic manner to the subject site. Occupancy levels at the subject property are slightly higher than competing office buildings in Research Triangle Area. We believe the occupancy of the subject property (100 percent), which will decrease slightly to a stabilized occupancy of 4 percent over the course of the holding period, is generally considered to indicate market feasibility.

      Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the site as improved.

================================================================================


                                      -22-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

      In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent office building sales within the Raleigh-Durham, Research Triangle vicinity, which contain similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the sales price per square foot.

      o Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

================================================================================


                                      -23-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

================================================================================


                                      -24-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

       In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

       By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

      The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per net rentable square foot. All comparable sales were analyzed on this basis. We present on the following page a summary of the improved properties that we compared with the subject property.

      Over the past several years the Raleigh-Durham, market has exhibited much stability. Rents have increased and concession packages have decreased as positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large pension funds/European and Asian investors/opportunistic investors such as Vulture Funds stimulated in an effort to purchase Class A office product. The subject is clearly the type of property an institutional buyer would find attractive.

      Analysis of Sales

      In analyzing the Westpark Corporate Center we have included a summary chart on the facing page of the most comparable building transactions.

================================================================================


                                      -25-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Sale No. 1 is located at 2300 Gateway Center in Durham, North Carolina. In January, 1996 the property sold for $2,130,000 which represents a unit price of $98.82 per square foot of net rentable area. The property is a modern two-story office building situated in a prestigious business park setting outside of the Research Triangle Park. Overall, we view this sale as very comparable to the subject property given its similar degree of office finish and similar locational characteristics. A slight downward adjustment is required given the smaller size of the comparable as compared to the subject.

      Comparable Sale No. 2 is located at 2500 & 2700 Gateway Center in Durham, North Carolina. In January, 1996 these properties sold together for $5,388,000 which represents a unit price of $57.63 per square foot of net rentable area. The property is a modern two-story flex building situated in a prestigious business park setting outside of the Research Triangle Park. Overall, we view this sale as inferior to the subject property given its lesser degree of finish as a flex building. The comparable is also larger than the subject requiring an upward adjustment. Overall, a significant positive adjustment is required.

      Comparable Sale No. 3 is located at 2200 & 3800 Gateway Center in Durham, North Carolina. In September, 1993 these properties sold together for $8,163,000 which represents a unit price of $53.73 per square foot of net rentable area. The property is a modern two-story flex building situated in a prestigious business park setting outside of the Research Triangle Park. Overall, we view this sale as inferior to the subject property given its lesser degree of finish as a flex building. The comparable is also larger than the subject requiring an upward adjustment. Overall, a significant positive adjustment is required.

      Comparable Sale No. 4 is located at 2950 Gateway Center in Durham, North Carolina. In May, 1993 the property sold for $750,000 which represents a unit price of $73.79 per square foot of net rentable area. The property is a modern one and two-story office building situated in a prestigious business park setting outside of the Research Triangle Park. This property is considerably smaller than the subject requiring a downward adjustment.

      Comparable Sale No. 5 is located at Park Forty Plaza in Durham, North Carolina. In September, 1993 the property sold for $8,900,000 which represents a unit price of $73.36 per square foot of net rentable area. The property is a modern five-story office building situated near Interstate 40 outside of the Research Triangle Park. Given the larger size of the comparable an upward adjustment is necessary. Most other characteristics are similar however a slight upward location adjustment is required given the slightly inferior comparable setting as compared to the subject.

      The five sales reflect an unadjusted range in unit value from $53.73 to $98.82 per square foot of rentable area. Two distinct categories of properties were discussed; flex buildings and office buildings. Flex buildings generally contain less finished areas for research and development use or other non-office uses. Office buildings a fully built out and trade for higher unit prices. This trend is evident in comparing the flex building sales which range between $53.73 and $57.63 per square foot versus the office building sales which ranged between $73.36 and $98.82 per square foot. As the subject property is an office building, the later range is more appropriate for the subject property.

================================================================================


                                      -26-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Based on our analysis of these sales on a price per square foot basis, we have concluded that the appropriate range is $85.00 to $95.00 per square foot of net rentable area. This indicates a value range of $4,800,000 to $5,400,000 based on 56,601 square feet of net rentable area (NRA) in the building appraised.

Summary and Conclusion

================================================================================
                                                            Low          High
================================================================================
Value Indicated on Basis of Price Per Square Foot of NRA $4,800,000   $5,400,000

      Value Indicated by the Sales Comparison Approach: $4,800,000 to $5,400,000

================================================================================


                                      -27-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion the discounted cash flow method is appropriate. The discounted cash flow analysis is generally thought to be the best method for evaluating income producing properties purchased for investment. Forecasted future patterns of income and expenses are modeled to reflect perceived investor expectations.

Potential Gross Income

      Generally, Raleigh-Durham office tenants pay fixed gross rent on a rentable area basis which is consistent with space measurement standards for buildings of similar vintage, plus any increases in operating expenses and real estate taxes above stipulated base year amounts. Tenant electric costs are either directly metered, submetered or rent inclusion (charged as additional rent).

Existing Leases

      The Westpark Corporate Center is currently 100 percent occupied by four tenants under five leases. The property is comprised entirely of office space on three floors. We refer the reader to the facing page which contains a lease abstract report.

      A breakdown of contract rents follows:

      The major tenant in the property Cato Research, occupies 70 percent of the property. Cato Research is a rated credit. In our opinion, Cato Research is of moderate quality credit within the context of its rated status and guaranteed rents. Cato Research is considered the major tenant or anchor tenant within the building.

      The balance of the building is occupied by three other tenants with Sandler & Recht occupying the majority of the remaining space. The credit quality for the minor tenants ranges from average to good within the context of their mostly unrated status.

      Based upon the subject's current lease expiration schedule, only 6 percent of the property's rentable area is represented by leases which are due to expire within the next year. It is not until the year 2001 that the two largest leases expire.

================================================================================


                                      -28-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Based upon the lease expiration schedule, we have forecasted a twelve year investment holding period. The 13th year is estimated to be the reversionary year. As can be seen from the fiscal year schedule, the 13th calendar year will experience a typical number of lease expirations as a percentage of total building area and, for analysis purposes, is considered a stabilized reversionary year (please refer to fiscal year cash flow).

Market Rental Rate

      Market rent for the subject office space within the property has been estimated by analyzing five comparable leases exhibited on the summary chart on the facing page.

      Prior to adjustment, the comparables reflect a range in base rent of $16.75 to $19.00 per square foot, gross. After adjustment to the comparables, a range of $16.00 to $18.00 per square foot, gross, was revealed. Our adjustment for rent concessions considers the difference in the comparables for market standard free rent of zero months and workletters of $15.00 per square foot.

      As previously displayed the subject's contract rents average $16.96 per square foot, gross. Contract rentals range between $16.90 and $19.10 per square foot.

      Additional rent for these leases include a real estate tax reimbursement, operating expense escalation and tenant electric charges which is paid over a base charge of $6.20 to $6.70 per square foot.

      Recent leases within the Raleigh-Durham market include concessions in the form of a tenant workletter consistent with those offered within the subject property. Free rent is typically not offered within the marketplace therefore we will not project this concession at all. In addition to analyzing actual deals inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Those brokers interviewed confirmed that market rent for the subject property is $17.00 per square foot. In addition, tenant workletters were felt to range in an area of $10.00 to $15.00 per square foot. The range in concession packages varies by the size of the space leased. The larger the tenant, the more generous the concession package.

      The leasing brokers interviewed indicated that Raleigh-Durham office market has stabilized. Several brokers indicated that the market has improved slightly over the last 12 months, with rents increasing and concessions decreasing. In the view of many, the leasing market should continue to strengthen through the end of 1997. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3 percent per annum through the projection period. We believe the free rent and tenant workletter concessions should remain consistent with current levels.

      The suggested rental range compares to the average contract rent within the subject property. In our opinion, market rent for space within the subject property is $17.00 per square foot.

================================================================================


                                      -29-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

   The above estimated market rents assume the following concession package.

================================================================================
                             Free Rent                     Tenant Improvements
================================================================================
New Leases         1997                  0 months     1997                $10.00
                   Thereafter            0 months     Thereafter          $10.00
--------------------------------------------------------------------------------
Renewing Leases    1997                  0 months     1997                $ 3.00
                   Thereafter            0 months     Thereafter          $ 3.00
================================================================================

Assumptions Regarding Existing and Proposed Leases

      Our analysis specifically assumes that all of the existing tenants will remain in the property and continue to pay rent under the terms of their leases. Information provided by management indicates that none of the tenants are currently in default. The tenant base appears to be stable and management has indicated that defaults are not anticipated.

      With regard to lease expirations, we have projected that 70 percent of all tenants will rollover (sign a new lease) and approximately 30 percent will turnover (allow their lease to expire and vacate the property) upon expiration of their primary lease term. This assumption is based in large part on management's projection of a near term 100 percent retention rate which is based on their knowledge and expertise in the subject Raleigh-Durham market; however, we do not believe that this level of retention can be achieved over a long term holding period.

      Typical office leases are five years in duration. We have assumed five year terms for all tenants.

      Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a 4 months vacancy between leases along with a 2 months construction period, resulting in a combined downtime of 6 months. Vacancy between leases is weighted for a renewal probability of 70 percent (30 percent vacate), resulting in an effective downtime of 2 months upon each lease expiration.

Reimbursable Expenses (Escalations)

      Tenants are responsible for their pro-rata share of real estate taxes when taxes exceed those incurred during the first full year of their occupancy. This type of escalation is typically also applied to operating expenses in the majority of Raleigh-Durham buildings. The majority of current leases in the subject property include an operating expense escalation, which calculation may be summarized as follows:

       Billing Year Operating Expenses
       Less: Base Year Operating Expenses
       Equals: Increase in Operating Expenses
       Multiplied by: Tenant's Pro Rata Share

================================================================================


                                      -30-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      We have assumed that future leases in the subject property will be on a full service basis. Tenants will be responsible for a) real estate tax increase over the base calendar year amount billed semi-annually; b) operating expense escalation; and c) tenant electric on a rent inclusion basis.

Vacancy and Collection Loss

      Our cash flow projection assumes a tenant vacancy of 6 months upon each lease expiration set against our probability of renewal estimated at 70 percent, in addition to a vacancy/global credit loss provision applied to the gross rental income. The vacancy/ global loss provision is applied to all tenants. Our estimated vacancy/global credit loss provision applied to the gross rental income is estimated at 4 percent throughout the holding period.

      There are no vacant spaces within the property. Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the eleven year holding period will be slightly higher than the global vacancy and credit loss rate of 5 percent.

Operating Expenses

      We have analyzed the reported operating expenses for 1996 and budgeted expenses for 1997. We forecasted the property's operating expenses after reviewing operating expenses of similar buildings and after consulting local building managers and agents, including Cushman & Wakefield property management personnel, etc. We also examined industry norms as reported by the BOMA Experience Exchange Report published by the Building Owners and Managers Association International, a nationally recognized publication.

      On the facing page is the income and expense analysis for the property. The following analysis attempts to utilize the subject's historical operating expense data supported by the comparable expense data. The age and unique physical features of the subject warrant consideration of the subject's historical expenses in estimating market operating expenses.

      Following are the projected operating, recoverable and non-recoverable expenses we have used in our cash flow analysis. We have analyzed each item of expense individually and attempted to project what the typical informed investor would consider reasonable. Although every expense category is addressed herein, only those requiring explanation of variations will be discussed in great detail.

      The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed in the Addenda of this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================


                                      -31-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Total Operating Expenses

      In our analysis of the subject property, the total operating expenses estimated for fiscal year 1997, exclusive of real estate taxes, are $342,055, or $6.04 per square foot of net rentable area. Our operating expenses estimated for the subject property are within the range of actual operating expenses of competing, office buildings located in Raleigh-Durham.

Leasing Commissions

      Leasing commissions have been based upon the generally accepted schedule of five percent of the gross rent for five year leases. We have adopted this rate for all lease projection within our cash flow.

      Leasing commissions are typically higher for new tenants than renewal tenants. A new tenant typically causes a full commission to be paid, whereas a renewing tenant typically results in a half commission. We have incorporated this standard assumption in our cash flow projection.

Reserves for Replacements

      It is customary and prudent to deduct an annual sum from effective gross income to establish a reserve for replacing short-lived items throughout the building. These costs may include roof repair, HVAC upgrades and ADA Compliance. Our 1997 projection of $.25 per square foot of rentable area, is a reasonable amount to cover the cost of capital expenditures over the course of the investment holding period.

Discounted Cash Flow Analysis

      In the discounted cash flow analysis, we employed the PRO-JECT+ plus software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

Discounted Cash Flow Assumptions

      We used the following figures and assumptions in the computer model.

        Years in Forecast:                     13 years

        Holding Period:                        12 years

        Starting Date:                         July 1, 1997

        Market Rental Rate (Year 1)            $17.00/SF

        Miscellaneous Income:                  None

        Growth in Market Rental Rate:          3% per annum

================================================================================


                                      -32-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

        Expense and Tax Pass-Throughs:         Gross leases - tenants pay
                                               pro-rata share of real estate tax
                                               and operating cost increases
                                               over a lease year base.

        Expense Growth Rate:                   3% per annum

        Consumer Price Index:                  3% per annum

        Free Rent - New Leases                 0 months

        Free Rent - Renewing Leases            0 months

        Lease Term (Typical):                  5 years (all tenants)

        Renewal Probability:                   70%

        Tenant Improvements - New Leases       $10.00 per square foot

        Tenant Improvements - Renewing Leases  $3.00 per square foot

        Leasing Commissions:                   5 percent of gross rent. All
                                               payable in year 1 of the lease.

        Vacancy Between Leases:                6 months (prior to renewal
                                               probability of 70%; effective
                                               vacancy is 2 months for all
                                               tenants.

        Credit Loss:                           4% (average; applies to all
                                               tenants).

        Reversion Year:                        2010 (13th fiscal year).

        Reversion Cap Rate:                    10% (applied to net operating
                                               income).

        Reversion Selling Expenses:            3% (includes brokerage, legal
                                               fees and estimated transfer
                                               taxes).

        Discount Rate (IRR):                   11.5% (see Discount Rate
                                               Analysis).

Cash Flow Projection

      On the following page is our 13 year cash flow projection which includes our 12 year holding period and 13th year reversion. The cash flow reflects the results of the PRO-JECT+ plus projection.

================================================================================


                                      -33-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

Terminal Capitalization Rate Selection

      A terminal capitalization rate of 10 percent was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market.

      A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. A summary chart displaying current rates is found on page 37.

================================================================================


                                      -34-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                     50000 - WESTPARK 1
                                   ANNUAL CASH FLOW REPORT
                                BEGINNING 7/1/97 FOR 13 YEARS

                       FY1998        FY1999       FY2000        FY2001       FY2002
INCOME
------
MINIMUM RENT:
ALL TENANTS            977,541     1,007,129    1,035,306     1,017,564      956,887
                    ----------    ----------   ----------   ----------    ----------
TOTAL MINIMUM RENT     977,541     1,007,129    1,035,306     1,017,564      956,887

RECOVERIES:
OPERATING EXPENSES       1,329         4,272        9,322        14,675        8,534
                    ----------    ----------   ----------   ----------    ----------
TOTAL RECOVERIES         1,329         4,272        9,322        14,675        8,534

                    ----------    ----------   ----------   ----------    ----------
GROSS RENTAL
 INCOME                978,870     1,011,401    1,044,628     1,032,239      965,421
VACANCY ALLOWANCE   (   39,155)   (   40,456)  (   41,785)  (   41,290)   (   38,617)
                    ----------    ----------   ----------   ----------    ----------
TOTAL INCOME           939,715       970,945    1,002,843      990,949       926,804

EXPENSES
--------
UTILITIES              101,500       104,545      107,681      110,912       114,239
INSURANCE                6,090         6,273        6,461        6,655         6,854
REAL ESTATE TAXES       50,380        51,891       53,448       55,051        56,703
CLEANING                40,600        41,818       43,073       44,365        45,696
MAINTENANCE             20,300        20,909       21,536       22,182        22,848
OUTSIDE CONTRACTS      111,650       115,000      118,449      122,003       125,663
ADMINISTRATIVE           7,613         7,841        8,076        8,318         8,568
OTHER                   15,225        15,682       16,152       16,637        17,136
LEGAL & PROFESSION      10,150        10,455       10,768       11,091        11,424
MANAGEMENT FEE          28,191        29,128       30,085       29,728        27,804
                    ----------    ----------   ----------   ----------    ----------
TOTAL EXPENSES         391,699       403,542      415,729      426,942       436,935
                    ----------    ----------   ----------   ----------    ----------
NET OPERATING
 INCOME                548,016       567,403      587,114      564,007       489,869

ALTERATIONS              8,704         8,704            0       82,663       223,100
COMMISSIONS              4,891         4,892            0       46,455       125,378
RESERVES                14,150        14,575       15,012       15,462        15,926
                    ----------    ----------   ----------   ----------    ----------
CASH FLOW              520,271       539,232      572,102      419,427       125,465

                       FY2003       FY2004        FY2005       FY2006        FY2007
INCOME
------
MINIMUM RENT:
ALL TENANTS           1,077,192    1,108,283     1,164,008    1,116,564    1,095,589
                     ----------   ----------    ----------   ----------   ----------
TOTAL MINIMUM RENT    1,077,192    1,108,283     1,164,008    1,116,564    1,095,589

RECOVERIES:
OPERATING EXPENSES       18,241       27,949        39,355       49,297       18,729
                     ----------   ----------    ----------   ----------   ----------
TOTAL RECOVERIES         18,241       27,949        39,355       49,297       18,729

                     ----------   ----------    ----------   ----------   ----------
GROSS RENTAL
INCOME                1,095,433    1,136,232     1,203,363    1,165,861    1,114,318
VACANCY ALLOWANCE    (   43,817)  (   45,449)   (   48,135)  (   46,635)  (   44,573)
                     ----------   ----------    ----------   ----------   ----------
TOTAL INCOME          1,051,616    1,090,783     1,155,228    1,119,226    1,069,745


EXPENSES
--------
UTILITIES               117,666      121,196       124,832      128,577      132,434
INSURANCE                 7,060        7,272         7,490        7,715        7,946
REAL ESTATE TAXES        58,404       60,156        61,960       63,819       65,734
LEANING                  47,067       48,479        49,933       51,431       52,974
MAINTENANCE              23,533       24,239        24,966       25,715       26,487
OUTSIDE CONTRACTS       129,433      133,316       137,315      141,435      145,678
ADMINISTRATIVE            8,825        9,090         9,362        9,643        9,933
OTHER                    17,650       18,179        18,725       19,287       19,865
LEGAL & PROFESSION       11,767       12,120        12,483       12,858       13,243
MANAGEMENT FEE           31,548       32,723        34,657       33,577       32,092
                     ----------   ----------    ----------   ----------   ----------
TOTAL EXPENSES          452,953      466,770       481,723      494,057      506,386
                     ----------   ----------    ----------   ----------   ----------
NET OPERATING
INCOME                  598,663      624,013       673,505      625,169      563,359

ALTERATIONS              10,089       10,393             0            0      354,463
COMMISSIONS               5,670        5,841             0            0      199,201
RESERVES                 16,404       16,896        17,403       17,925       18,463
                     ----------   ----------    ----------   ----------   ----------
CASH FLOW               566,500      590,883       656,102      607,244    (   8,768)

                               50000 - WESTPARK 1                         PAGE 2
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 13 YEARS

                      FY2008     FY2009      FY2010
INCOME
------
MINIMUM RENT:
ALL TENANTS         1,249,560  1,270,361  1,349,763
                    ---------  ---------  ---------
TOTAL MINIMUM RENT  1,249,560  1,270,361  1,349,763

RECOVERIES:
OPERATING EXPENSES     21,028     32,379     45,467
                    ---------  ---------  ---------
TOTAL RECOVERIES       21,028     32,379     45,467

                    ---------  ---------  ---------
GROSS RENTAL
 INCOME             1,270,588  1,302,740  1,395,230
VACANCY ALLOWANCE   (  50,823) (  52,110) (  55,809)
                    ---------  ---------  ---------
TOTAL INCOME        1,219,765  1,250,630  1,339,421
                    ---------  ---------  ---------

EXPENSES
--------
UTILITIES             136,407    140,500    144,715
INSURANCE               8,184      8,430      8,683
REAL ESTATE TAXES      67,706     69,737     71,829
CLEANING               54,563     56,200     57,886
MAINTENANCE            27,281     28,100     28,943
OUTSIDE CONTRACTS     150,048    154,550    159,186
ADMINISTRATIVE         10,231     10,537     10,854
OTHER                  20,461     21,075     21,707
LEGAL & PROFESSION     13,641     14,050     14,471
MANAGEMENT FEE         36,593     37,519     40,183
                    ---------  ---------  ---------
TOTAL EXPENSES        525,115    540,698    558,457
                    ---------  ---------  ---------
NET OPERATING
 INCOME               694,650    709,932    780,964

ALTERATIONS             4,645     19,236          0
COMMISSIONS             2,611     10,810          0
RESERVES               19,017     19,587     20,175
                    ---------  ---------  ---------
CASH FLOW             668,377    660,299    760,789

                                                  Income Capitalization Approach
================================================================================

      Discount Rate Analysis

      We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

      =========================================================
                      AUTUMN 1996 INVESTOR SURVEY
                     FOR SUBURBAN OFFICE BUILDINGS
      =========================================================
                 GOING-IN         TERMINAL           IRR
      ---------------------------------------------------------
               Low     High     Low      High     Low     High
      =========================================================
      Mean    8.80%    9.50%   9.30%    9.90%    11.2%    11.6%
      ---------------------------------------------------------
      Range   8.00%    11.0%   8.00%    11.0%    10.0%    13.0%
      =========================================================

      This table summarizes the investment parameters of some of the most prominent investors currently acquiring good quality Suburban Office properties in the United States.

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

      The investors' internal rates of return cited above range from 10 to 13 percent. In our analysis of this office building, we discounted the cash flows at 11.5 percent.

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

================================================================================


                                      -37-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

     Twelve-Year Cash Flow Analysis

     Based on the discount rate selected above, we estimate property value at $5,200,000, rounded. The 12-year valuation table is presented on the facing page.

Reconciliation Within Income Capitalization Approach

       Value Indicated by Discounted Cash Flow Analysis:    $5,200,000

     The "going in" capitalization rate indicated in the discounted cash flow analysis is 10.5 percent, This is in line with going-in capitalization rates indicated by the most recent Investor Survey which cites a range of rates between 8 and 11 percent with a 8.8 percent and a mean high of 9.5 percent.

Analysis and Conclusion

          Value Indicated by Income Capitalization Approach: $5,200,000

================================================================================


                                      -38-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the subject property.

     Sales Comparison Approach                         $4,800,000 to $5,400,000

     Income Capitalization Approach                                  $5,200,000

     The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      In light of the above, we are of the opinion that the market value of the leased fee estate in the property, as of July 1, 1997, was:

                    FIVE MILLION TWO HUNDRED THOUSAND DOLLARS
                                   $5,200,000

================================================================================


                                      -39-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal.) The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

      We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusions represent a price achievable within one year's marketing time on the open market.

================================================================================


                                      -40-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -41-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -42-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1. David F. McArdle inspected the property, and John D. Busi, MAI, Managing Director, Valuation Advisory Services, has reviewed and approved the report and but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John D. Busi, MAI has completed the requirements of the continuing education program of the Appraisal Institute.


      /s/ David F. McArdle                       /s/ John D. Busi
      David F. McArdle                           John D. Busi, MAI
      Director                                   Managing Director
      Valuation Advisory Services                Valuation Advisory Services
      State of North Carolina                    New York State Certified
      Temporary Practice Permit (Pending)        Appraiser No. 46000005078

================================================================================


                                      -43-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================

                              PRO-JECT ASSUMPTIONS

                           APPRAISERS' QUALIFICATIONS

================================================================================

                               50000 - WESTPARK 1
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF 50000 - WESTPARK 1 BEGINNING 7/1997
FOR 15 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

NRA
1997 VALUE -       56,601
THEREAFTER -  CONSTANT

GROWTH RATES
------------

RNTG
1997 VALUE -         3.00
THEREAFTER -  CONSTANT

EXPG
1997 VALUE -         3.00
THEREAFTER -  CONSTANT

CPIG
1997 VALUE -         3.00
THEREAFTER -  CONSTANT

NCOM
1997 VALUE -         5.00
THEREAFTER -  CONSTANT

RCOM
1997 VALUE -         2.50
THEREAFTER -  CONSTANT

SCOM
+70.0% OF RCOM +30.0% OF NCOM

MARKET RATES
------------

MKT1
1997 VALUE -         17.00
THEREAFTER -  GROWING AT GROWTH RATE RNTG

MKT2
1997 VALUE -         18.00
THEREAFTER -  GROWING AT GROWTH RATE RNTG

NTIR
1997 VALUE -         10.00
THEREAFTER -  GROWING AT GROWTH RATE EXPG

RTIR
1997 VALUE -          3.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

STIR
+70.0% OF RTIR +30.0% OF NTIR

ESE
1997 VALUE -      0.25

THEREAFTER - GROWING AT GROWTH RATE EXPG

BP30
1997 VALUE -        7.50
THEREAFTER - CONSTANT

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES
--------

UTILITIES           , REFERRED TO AS UTIL
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      100,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

INSURANCE           , REFERRED TO AS INSR
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -        6,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

REAL ESTATE TAXES , REFERRED TO AS TAX
cHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      49,635
THEREAFTER - GROWING AT GROWTH RATE EXPG

CLEANING          , REFERRED TO AS CLEA
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      40,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MAINTENANCE        , REFERRED TO AS MAIN
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      20,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

OUTSIDE CONTRACTS , REFERRED TO AS CONT
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      110,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

ADMINISTRATIVE      , REFERRED TO AS ADMN
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -        7,500
THEREAFTER - GROWING AT GROWTH RATE EXPG

OTHER              , REFERRED TO AS OTH
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -      15,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

OPERATING EXPENSES, REFERRED TO AS OPEX
ON INFORMATIONAL EXPENSE
+100.0% OF UTIL+100.0% OF INSR
+100.0% OF /   +100.0% OF TAX
+100.0% OF CLEA+100.0% OF MAIN
+100.0% OF CONT+100.0% OF ADMN

LEGAL & PROFESSION, REFERRED TO AS L&PE
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -       10,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -         4.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1997 VALUE -         3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 -    5.000% OF TOTAL RENT

STANDARD METHOD #2 -    2.500% OF TOTAL RENT

STANDARD METHOD #3 -    3.125% OF TOTAL RENT

STANDARD METHOD #4 -    0.000% OF TOTAL RENT

STANDARD METHOD #5 -    0.000% OF TOTAL RENT

COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 -    CASHED OUT

STANDARD METHOD #2 -    CASHED OUT

STANDARD METHOD #3 -    CASHED OUT

STANDARD METHOD #4 -    CASHED OUT

STANDARD METHOD #5 -    CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 -    CASHED OUT

STANDARD METHOD #2 -    CASHED OUT

STANDARD METHOD #3 -    CASHED OUT

STANDARD METHOD #4 -    CASHED OUT

STANDARD METHOD #5 -    CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

RESERVES
MARKET RATE RESE MULTIPLIED BY AREA MEASURE NRA

PRIMARY CLASSIFICATION CODES
----------------------------

    1 - TENANT RENEWS

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
-----------

NONE

SALES VOLUME PROFILE
--------------------

          PERCENT OF        RELATIVE
MONTH    ANNUAL SALES        VOLUME
-----    ------------      --------
 JAN         8.33%            1.00
 FEB         8.33%            1.00
 MAR         8.33%            1.00
 APR         8.33%            1.00
 MAY         8.33%            1.00
 JUN         8.33%            1.00
 JUL         8.33%            1.00
 AUG         8.33%            1.00
 SEP         8.33%            1.00
 OCT         8.33%            1.00
 NOV         8.33%            1.00
 DEC         8.33%            1.00
           ------            -----
 TOTALS    100.00%           12.00


GLOBAL RECOVERIES
-----------------

OPERATING EXPENSES, REFERRED TO AS GBYO
PRO RATA SHARE RECOVERY OF EXPENSE OPEX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

TENANT PROLOGUE
---------------

MINIMUM RENTS:

SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 1 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

[ILLEGIBLE] - SPEC.  RENEWAL
BASE LEASE DATES:       1/1996 TO 12/1996
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:               1
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.00/SF/YR

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT     SQ FT    MONTHS OF
TERM  YEARS.MONTHS    MONTHS    INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------    ------    --------  ---------   -----------    -----------
 1        5.00           2       NONE        NONE          YES            YES
 2        5.00           2       NONE        NONE          YES            YES
 3        5.00           2       NONE        NONE          YES            YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF
MARKET RATE BP30 AFTER MONTH 30

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GBYO

RENEWAL COMMISSIONS:   GROWTH RATE BCOM
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE BTIR
RENEWAL PAYOUT:        CASHED OUT

TENANTS

THERE ARE A TOTAL OF     5 LEASEHOLD TENANT(S):

------------------------------------------------------------------------------

# 1 - CATO RESEARCH
BASE LEASE DATES:       7/1989 To 7/2001

TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          38,867
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     15.75/SF/YR
CHANGING TO  -     16.90/SF/YR ON   8/1996
CHANGING TO  -     17.40/SF/YR ON   8/1997
CHANGING TO  -     17.90/SF/YR ON   8/1995
CHANGING TO  -     18.40/SF/YR ON   8/1999
CHANGING TO  -     18.90/SF/YR ON   8/2000

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF 6.34/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT     SQ FT    MONTHS OF
TERM  YEARS MONTHS    MONTHS    INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------    ------    --------  ---------   -----------    -----------
 1        5.00          2         NONE      NONE         YES            YES
 2        5.00          2         NONE      NONE         YES            YES
 3        5.00          2         NONE      NONE         YES            YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF
MARKET RATE BP30 AFTER MONTH 30

RENEWAL RECOVERIES:

GBYO
GLOBAL GROUPING
GLOBAL RECOVERY GBYO

RENEWAL COMMISSIONS:   GROWTH RATE BCOM
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE BTIR
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 2 - MCI TELECOM
BASE LEASE DATES:        8/1994 To 7/1997
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:             658
PRIMARY CODE:                 1 - TENANT RENEWS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     18.54/SF/YR
CHANGING TO  -     19.10/SF/YR ON 8/1996

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEX

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF      6.70/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT     SQ FT    MONTHS OF
TERM  YEARS.MONTHS    MONTHS    INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------    ------    --------  ---------   -----------    -----------
 1       5.00           2         NONE       NONE         YES           YES
 2       5.00           2         NONE       NONE         YES           YES
 3       5.00           2         NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF
MARKET RATE BP30 AFTER MONTH 30

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GBYO

RENEWAL COMMISSIONS:      GROWTH RATE BCOM
RENEWAL PAYOUT:           CASHED OUT

RENEWAL ALTERATIONS:      MARKET RATE BTIR
RENEWAL PAYOUT:           CASHED OUT

-------------------------------------------------------------------------------

# 3 - CATO RESEARCH
BASE LEASE DATES:         1/1997 TO 12/1997
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:           1,018
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     17.25/SF/YR

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT     SQ FT    MONTHS OF
TERM  YEARS.MONTHS    MONTHS    INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------    ------    --------  ---------   -----------    -----------
  1      5.00           2         NONE       NONE         YES           YES
  2      5.00           2         NONE       NONE         YES           YES
  3      5.00           2         NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:

MARKET RATE MKT1 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF
MARKET RATE BP30 AFTER MONTH 30

RENEWAL RECOVERIES:

GBYO
GLOBAL GROUPING
GLOBAL RECOVERY GBYO

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BTIR
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 4 - TRIANGLE SYSTEMS
BASE LEASE DATES:         9/1995 TO 8/1998
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:           1,657
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     16.50/SF/YR
CHANGING TO  -     17.00/SF/YR ON 9/1996
CHANGING TO  -     17.50/SF/YR ON 9/1997

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF 6.20/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS:    NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT     SQ FT    MONTHS OF
TERM  YEARS.MONTHS    MONTHS    INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------    ------    --------  ---------   -----------    -----------
  1       5.00           2        NONE        NONE          YES          YES
  2       5.00           2        NONE        NONE          YES          YES
  3       5.00           2        NONE        NONE          YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
WITH PERCENTAGE STEPS OF
MARKET RATE BP30 AFTER MONTH 30

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GBYO

RENEWAL COMMISSIONS:    GROWTH RATE BCOM
RENEWAL PAYOUT:         CASHED OUT

RENEWAL ALTERATIONS:    MARKET RATE BTIR
RENEWAL PAYOUT:         CASHED OUT

-------------------------------------------------------------------------------

# 5 - SANDLER & RECHT
BASE LEASE DATES:      10/1991 TO 2/2001
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          14,401
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    8.38/SF/YR
CHANGING TO  -   16.93/SF/YR   ON  3/1997
CHANGING TO  -   16.99/SF/YR   ON  4/1997
CHANGING TO  -   17.44/SF/YR   ON 10/1997
CHANGING TO  -   17.53/SF/YR   ON  4/1998
CHANGING TO  -   18.30/SF/YR   ON 11/1998
CHANGING TO  -   18.85/SF/YR   ON 11/2000
CHANGING TO  -   19.41/SF/YR   ON 11/2001

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE OPEX
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH       VACANT     SQ FT    MONTHS OF
TERM  YEARS.MONTHS    MONTHS    INCREASE  FREE RENT   COMMISSIONS    ALTERATIONS
----  ------------    ------    --------  ---------   -----------    -----------
  1       5.00          2         NONE       NONE         YES           YES
  2       5.00          2         NONE       NONE         YES           YES
  3       5.00          2         NONE       NONE         YES           YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY    1.000
WITH PERCENTAGE STEPS OF
MARKET RATE BP30 AFTER MONTH 30

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GBYO

RENEWAL COMMISSIONS:   GROWTH RATE BCOM
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE BTIR
RENEWAL PAYOUT:        CASHED OUT

                                                  QUALIFICATIONS OF JOHN D. BUSI
================================================================================

Background

      John D. Busi is the Managing Director of Cushman & Wakefield's New York Area Valuation Advisory Services Group. His responsibilities include management of 34 professionals and 11 support staff housed within four branch offices. He joined Cushman & Wakefield in March, 1981. In May, 1990, Mr. Busi was awarded the MAI designation by the American Institute of Real Estate Appraisers. In March, 1991, Mr. Busi was promoted to the position Associate Director and in March, 1992 was promoted to the position of Director by the Executive Board of Cushman & Wakefield, Inc. In December, 1992, Mr. Busi was promoted to the position of Manager - New York Branch. In December, 1995, Mr. Busi's responsibilities were broadened to include the tri-state New York metropolitan area containing three branch offices. In January, 1996, Mr. Busi became a stockholder in Cushman & Wakefield, Inc. In November, 1996, Mr. Busi was promoted to the position of Managing Director. In January, 1997, Mr. Busi's responsibilities were expanded to include management of the Boston VAS branch office. Mr. Busi's responsibilities include marketing and development of new business for the region, managing regional and national appraisal accounts, review and quality control functions and the appraisal of investment grade real estate.

Appraisal Experience

      Appraisal and consulting assignments have included regional malls and shopping centers, proposed and existing multi-tenanted office buildings, cooperative, condominium and rental apartment buildings, feasibility and market studies, vacant land and assemblages, special use industrial properties, developable air rights, and investment properties throughout the United States. A list of properties appraised by Mr. Busi is available upon request.

Memberships, Licenses and Professional Affiliations

MEMBER, REAL ESTATE BOARD OF NEW YORK, INC.
MEMBER, APPRAISAL INSTITUTE (MAI) - CERTIFICATE 8456
ASSOCIATE MEMBER THE URBAN LAND INSTITUTE
CERTIFIED GENERAL REAL ESTATE APPRAISER #46000005078 STATE OF NEW YORK

      In January 1996, Mr. Busi was appointed the New York Metropolitan Area Appraisal Institute Chapter Admissions Committee Chairman. In this capacity, Mr. Busi is responsible for overseeing institute candidates fulfillment of admissions requirements and appointment of experience review committees.

Education

      Long Island University
      Degree: Bachelor of Business Administration
      Graduated: January 1981

Appraisal Education

      As of the date of this report, John D. Busi, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

      Mr. Busi has also been a guest lecturer for NYU's Real Estate Masters Program.

                                              QUALIFICATIONS OF DAVID F. McARDLE
================================================================================

Background

      David F. McArdle is a Director with Cushman & Wakefield, Inc., Valuation Advisory Services. He joined Cushman & Wakefield in March, 1993 as a staff appraiser and was promoted to Associate Director in January, 1995. In July, 1996 he was promoted to Director. He entered the real estate business in 1980 with Oakwood Realty in Huntington, New York and participated as a real estate broker and property manager. In 1985 he became an officer of Oakwood Builders Corporation a residential construction firm specializing in single family homes and townhouses.

Appraisal Experience

      From 1987 to 1991 he was affiliated with Breslin Appraisal Company of Huntington, New York as a fee appraiser.

      From July 1991 to March 1993 he was employed with Ray Brower Associates in Seaford, New York as a staff appraiser.

      Since joining the division Mr. McArdle has performed appraisal and consulting assignments in over 25 states across the country which have included office buildings, shopping centers, hotels, industrial buildings, apartment buildings, marinas, restaurants, golf courses, residential subdivisions and various special use properties. A list of properties appraised by Mr. McArdle is available on request.

Memberships, Licenses and Professional Affiliations

STATE OF NEW YORK CERTIFIED GENERAL R.E. APPRAISER-No. 46000009231 STATE OF NEW HAMPSHIRE CERTIFIED GENERAL APPRAISER-No. NHCG-432
STATE OF OHIO CERTIFIED GENERAL REAL ESTATE APPRAISER-No. 412262
ASSOCIATE MEMBER, APPRAISAL INSTITUTE

Education

       Fairfield University 1974-1975
       University of South Florida 1976-1978
       Degree: Bachelor of Science in Business Administration
       Graduated: June 1978

Appraisal Education

      Appraisal Institute and American Institute of Real Estate Appraisers courses successfully completed.

      #101     -       An Introduction to Appraising Real Property October 1987
      #102     -       Applied Residential Property Valuation; January 1987
      SPPA     -       Standards of Professional Practice Part A; November 1991
      SPPB     -       Standards of Professional Practice Part B; August 1993
      1B-A     -       Capitalization Theory & Techniques, Part A; April 1989
      1B-B     -       Capitalization Theory & Techniques, Part B; August 1992
      2-1      -       Case Studies in Real Estate Valuation; October 1992
      11540    -       Report Writing and Valuation Analysis; July 1994